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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 3 to Registration Statement
No. 333-78571 of Muzak LLC on Form S-4 of our report dated March 31, 1998, on Audio Communications Network, Inc. and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Historical Financial and Other Data" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Seattle, Washington
August 26, 1999
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                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 3 to Registration Statement
No. 333-78571 of Muzak LLC on Form S-4 of our report dated February 5, 1999 (May 14, 1999, as to Note 14) on Muzak Limited Partnership and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Historical Financial and Other Data" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Seattle, Washington
August 26, 1999